Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cytocore, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2013, filed with the Securities and Exchange Commission (the “Report”), I, Robert McCullough, Jr., Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition as of the dates presented and the results of operations of the Company for the periods presented.

/s/ Robert F. McCullough, Jr. Robert F. McCullough, Jr. Chief Executive Officer and Chief Financial Officer Dated: August 9, 2013